EXHIBIT 99.1

IX ENERGY, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements:

Balance Sheets - As of December 31, 2007 and 2006	F-2

Statements of Operations - For the Year Ended December 31, 2007 and for the Period from March 3, 2006 (inception) to December 31, 2006	F-3

Statement of Changes in Stockholders’ Equity - For the Year Ended December 31, 2007 and for the Period from March 3, 2006 (inception) to December 31, 2006	F-4

Statements of Cash Flows - For the Year Ended December 31, 2007 and for the Period from March 3, 2006 (Inception) to December 31, 2006	F-5

Notes to Financial Statements	F-6 - F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
IX Energy, Inc.

We have audited the accompanying balance sheets of IX Energy, Inc., as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2007 and for the period from March 3, 2006 (inception) to December 31, 2006.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IX Energy, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and for the period from March 3, 2006 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

/s/ Berman & Company, P.A.
Boca Raton, Florida
September 2, 2008, except for Note 8 as to which the date is December 19, 2008

IX Energy, Inc.
Balance Sheets
December 31, 2007 and 2006

	2007	2006

Assets

Assets
Cash	$176,160	$-
Accounts receivable (including retainage of $8,210)	82,100	-
Costs and estimated earnings in excess of billings on uncompleted contracts	57,340	-
Total Current Assets	$315,600	$-

Liabilities and Stockholders’ Equity

Liabilities
Notes payable - related party	$184,748	$-
Accrued interest payable - related party	61	-
Estimated losses on uncompleted contracts	20,172	-
Total Current Liabilities	204,981	-

Stockholders’ Equity
Common stock, no par value, 1,500 shares authorized,
1,000 and 800 shares issued and outstanding, respectively	224,892	12,000
Additional paid in capital	-	-
Accumulated deficit	(114,273)	(12,000)
Total Stockholders’ Equity	110,619	-

Total Liabilities and Stockholders’ Equity	$315,600	$-

See accompanying notes to financial statements

IX Energy, Inc.
Statements of Operations

		For the Period from
	For the Year Ended	March 3, 2006 (inception) to
	December 31, 2007	December 31, 2006

Sales	$185,940	$-

Cost of Sales	260,740	-

Gross Loss	(74,800)	-

Operating Expenses
General and administrative	25,897	12,000
Total Operating Expenses	25,897	12,000

Loss from Operations	(100,697)	(12,000)

Other Expense
Interest Expense	1,576	-
Total Other Expense	1,576

Net Loss	$(102,273)	$(12,000)

See accompanying notes to financial statements

IX Energy, Inc.
Statements of Changes in Stockholders' Equity
For the Year Ended December 31, 2007 and for the Period from March 3, 2006 (inception) to December 31, 2006

				Total
	Common Stock, No Par Value		Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity

Common stock issued to founder for cash	800	$12,000	$-	$12,000

Net loss for the period ended December 31, 2006	-	-	(12,000)	(12,000)

Balance December 31, 2006	800	12,000	(12,000)	-

Forgiveness of receivable due from affiliate	-	(35,048)	-	(35,048)

Common stock issued for cash	200	247,940	-	247,940

Net loss for the year ended December 31, 2007	-	-	(102,273)	(102,273)

Balance December 31, 2007	1,000	$224,892	$(114,273)	$110,619

See accompanying notes to financial statements

IX Energy, Inc.
Statements of Cash Flows

		For the Period from
	For the Year Ended	March 3, 2006 (inception) to
	December 31, 2007	December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(102,273)	$(12,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(82,100)	-
Costs and estimated earnings in excess of billings on uncompleted contracts	(57,340)	-
Increase (Decrease) in:
Accrued interest payable - related party	61	-
Estimated losses on uncompleted contracts	20,172	-
Net Cash Used in Operating Activities	(221,480)	(12,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from related party	(35,048)	-
Net Cash Used in Investing Activities	(35,048)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances made to related party	(50,000)	-
Advances repaid by related party	50,000	-
Proceeds from issuance of notes payable - related party	184,748	-
Proceeds from issuance of common stock - related party	247,940	12,000
Net Cash Provided By Financing Activities	432,688	12,000

Net Increase in Cash	176,160	-

Cash - Beginning of Year/Period	-	-

Cash - End of Year/Period	$176,160	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year/Period for:
Income Taxes	$-	$-
Interest	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

Forgiveness of receivable due from affiliate	$35,048	$-

See accompanying notes to financial statements

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

IX Energy, Inc.  (“IX Energy” or the “Company”) was incorporated on March 3, 2006 under the laws of the State of Delaware. IX Energy is a renewable energy company primarily focused on solar power project development and integration, and intends to engage in the business of manufacturing, assembly and distribution of energy products for use by government, military, industrial, and commercial end users in the global marketplace.  The types of renewable energy efficient sources include photovoltaic, wind, thermal, hydro, geothermal and others.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates in 2007 and 2006 included managements estimate for recording costs and estimated earnings in excess of billings, estimating the loss on uncompleted contracts in the period when known, and a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition and rapid technological change. The Company's operations are subject to significant risk and uncertainties including financial, operational, technological, and regulatory risks including the potential risk of business failure.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  There were no cash equivalents at December 31, 2007 and 2006, respectively.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2007 and 2006, the balance exceeded the federally insured limit by $76,160 and $0, respectively.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts, however, in certain cases we are entitled to rebates upon the completion of certain jobs post installation. The Company periodically evaluates the collectibility of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. We have determined that as of December 31, 2007 and 2006, no allowance was required.

At December 31, 2007 and 2006, the Company had a concentration of accounts receivable from one customer totaling 100% and 0%, respectively.

For the year ended December 31, 2007, the Company had a concentration of sales to two customers totaling 75% and 25%, respectively.  For the year ended December 31, 2006, the Company had no sales.

Earnings (loss) per share

Basic loss per share is computed by dividing net loss by weighted average number of shares of common stock outstanding during each period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.  At December 31, 2007 and 2006, respectively, the Company had no common stock equivalents that could potentially dilute future earnings per share; however, if present, a separate computation of diluted loss per share would not have been presented, as these common stock equivalents would have been be anti-dilutive due to the Company’s net loss.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount reported in the balance sheet for accounts receivable, notes payable – related party and accrued interest payable – related party approximates its fair market value based on the short-term maturity of these instruments.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Revenue recognition and percentage of completion accounting

The Company has two methods of revenue recognition.  The Company records revenues based upon the use of the percentage of completion method of accounting to account for its construction contracts.  The Company also records revenues for certain energy products that it resells based upon shipment date.

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition and records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered and installed, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.

(1) Percentage of Completion

Revenue from construction contracts are reported under the percentage-of-completion method for financial statement purposes.  The estimated revenue for each contract reflected in the financial statements represent that percentage of estimated total revenue that costs incurred to date bear to estimated total costs, based on the Company’s current estimates.  With respect to contracts that extend over one or more accounting periods, revisions in costs and revenue estimates during the course of the work are reflected in the period the revisions become known.  When current estimates of total contract costs indicate a loss, provision is made for the entire estimated loss.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed.  The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represent billings in excess of revenues recognized.

Billing practices for these projects are governed by the contract terms of each project based upon actual costs incurred, achievement of milestones, or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the percentage-of-completion method of accounting. With the exception of claims and change orders that are in the process of being negotiated with customers, unbilled work is usually billed during normal billing processes following achievement of the contractual requirements.

(2) Energy Product Reseller

Periodically, the Company purchases product from suppliers and resells them to third parties.  The Company records the revenue from the buyer and related cost paid to the suppliers on these types of arrangements.  Revenues from these arrangements are recognized upon shipment to these third parties.  In addition, the Company has reviewed EITF No. 99-19 to ascertain the relevance of gross versus net reporting, upon the Company’s review of this guidance, as well as SAB No. 101, the Company has determined that it is not subject to net reporting as it bears the risk of loss in each of these arrangements.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

There were no such arrangements at December 31, 2007. However, in May 2008, the Company purchased solar panels for approximately $4.5 million and sold them to a customer for approximately $4.6 million.

In June and July 2008, the Company entered into similar arrangements wherein the Company had no installation responsibility and no further obligation after delivery was made to the customer.  Payments from the customer are received in advance of delivery of solar panels and are treated as deferred revenue.  Payments are then made to the supplier and the cost of materials is recorded.  A pro-rata portion of the deferred revenue from the customer is recognized as shipments are made.  Due to the role of the Company as reseller having no manufacturing or installation responsibilities, the percentage of completion method would not apply to this type of arrangement.  During 2008, the Company made two shipments to this customer and $1,250,932 of revenue was recognized.

Cost of sales

Cost of sales, including contract costs represents costs directly related to the production and installation of the Company’s solar panel products. Primary costs include direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. General and administrative costs are charged to expense as incurred.

Shipping and handling costs

Shipping and handling costs associated with inbound freight is included in cost of sales. Amounts billed to customers for shipping and handling is recorded as revenue.  For the year ended December 31, 2007 and for the period from March 3, 2006 (inception) to December 31, 2006, the Company had no such revenues or expenses.

Segment information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2007 and 2006, the Company only operated in one segment; therefore, segment information has not been presented.

Stock-based compensation

All share-based payments to employees will be recorded and expensed in the statement of operations as applicable under SFAS No. 123R, “Share-Based Payment”.

Non-employee stock based compensation

Stock-based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). The Company has not issued any non-employee stock based compensation during the years ended December 31, 2007 and 2006, respectively.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial  Accounting  Standards No. 109, "Accounting for Income Taxes" under this method,  deferred income tax assets and liabilities are determined based on differences  between the financial reporting and tax bases of assets and  liabilities  and are measured using the enacted tax rates and laws  that will be in effect  when the  differences  are  expected  to reverse.

We adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments. At December 31, 2007 and 2006, respectively, we did not record any liabilities for uncertain tax positions.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 157 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The adoption of SFAS No. 159 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Note 2 Construction Contracts

Information with respect to uncompleted contracts is summarized below for the years ended December 31, 2007 and 2006:

In 2007, the Company anticipated that it was going to have a loss on its uncompleted contracts and recorded the loss at December 31, 2007 prior to the completion of these contracts in 2008.

As of December 31,	2007	2006

Actual costs incurred on uncompleted contracts	$240,568	$-
Estimated earnings (losses)	(74,800)	-
	165,768	-
Less: billings to date	(128,600)	-
	$37,168	$-

These amounts are included in the accompanying December 31, 2007 and 2006 balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$57,340	$-
Estimated losses on uncompleted contracts	(20,172)	-
	$37,168	$-

Note 3 Bad Debt – Affiliate

In 2007, a Company related to the Company’s Chief Executive Officer collected certain funds on contracts entered into by the Company.  The affiliated entity did not have the ability to repay the funds that the Company was entitled to.  As a result, the Company recorded a charge to common stock to reflect the uncollectible receivable from this related party.

Note 4 Loans, Notes and Accrued Interest Payable – Related Party

On February 14, 2007, the Company issued an advance of $50,000, which was unsecured, due on demand and bore interest at approximately 3.7% to a then third party, who became a 20% stockholder as described below in Note 5.  This individual was repaid by the Company in full on December 10, 2007.

On November 1, 2007 and December 30, 2007, respectively, the Company issued notes payable of $3,000 and $220,000, respectively to the same stockholder. The notes bear interest at 12%, are unsecured, have a default interest rate of 24% per annum and are due 3 business days after the Company receives the cash proceeds from certain solar panel installation jobs.  The Company completed these solar panel installations as of June 30, 2008. However, the cash proceeds were not yet paid to the Company.  Repayment of these notes is not due until a rebate related to one of these jobs is received as well as all other related outstanding accounts receivable are received. (See Note 8)

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

At December 31, 2007, the Company also recorded a non-interest bearing, unsecured due on demand receivable from this related party totaling $38,252. The $38,252 was repaid in May 2008.

At December 31, 2007, the Company reflected notes payable – related party, net of $184,748 as the Company has the right of offset, and related accrued interest payable of $61.

Note 5 Stockholders’ Equity

On March 4, 2006, the Company issued 800 shares of common stock to its founder, having a fair value of $12,000 ($15/share), for pre-incorporation legal and filing fees paid on behalf of the Company.

On July 17, 2007, the Company issued 200 shares of common stock for $247,940 ($1,240/ share).  As a result of the sale of these shares, this individual became a 20% stockholder.

Note 6 Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 7 Income Taxes

SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling $94,100 at December 31, 2007 expiring through the year 2027.  Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Significant deferred tax assets at December 31, 2007 and 2006 are as follows:

	2007	2006
Gross deferred tax assets:
Future losses on uncompleted contracts	$(9,252)	$-
Net operating loss carryforwards	(43,159)	(5,504)
Total deferred tax assets	(52,411)	(5,504)
Less: valuation allowance	52,411	5,504
Deferred tax asset – net	-	-

The valuation allowance at December 31, 2006 was $5,504.  The net change in valuation allowance during the year ended December 31, 2007 was an increase of $46,907.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2007.

The actual tax benefit differs from the expected tax benefit for the years ended December 31, 2007 and 2006 (computed by applying the U.S. Federal corporate tax rate of 35% to income before taxes and 16.72% for state and city income taxes, a blended rate of 45.86%) as follows:

	2007	2006

Expected tax expense (benefit) – Federal	$(29,812)	$(3,498)
Expected tax expense (benefit) - State	(17,095)	(2,006)
Total deferred tax assets	(46,907)	(5,504)
Change in valuation allowance	46,907	5,504
Actual tax expense (benefit)	$-	$-

Note 8 Subsequent Events

(A)	Employment Agreements

(1)	COO

On April 23, 2008, the Company entered into a consulting agreement with a then unrelated party for hourly fees to be paid in the Company’s common stock at a future date.  The Company accrued $22,500 related to this consulting agreement.  On July 1, 2008, the Company entered into an employment agreement with this individual.  On September 23, 2008, the Company authorized the issuance of 1.4634 shares of common stock in full satisfaction of all amounts owed to this individual under this individual’s consulting agreement totaling $22,500. The Company recorded consulting fees of $22,500. The fair value of the stock issued was based upon the fair value of the services rendered.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

Effective July 1, 2008, the Company entered into a two-year employment agreement with a member of its senior management to serve as COO.  The agreement provides for a salary $160,000 per annum plus entitlement to an annual bonus based upon the Company’s performance during each year of employment. The individual will also be eligible for a multi-year grant of the Company’s non-qualified options that will be equal to 3% of the total common shares outstanding after the planned reverse acquisition and recapitalization with a public shell occurs.

On September 23, 2008, the Company authorized the issuance of 0.9756 of one share of common stock in full satisfaction of $6,667 of accrued salary that was unpaid to the Company’s COO during the first two weeks of employment in July 2008.  The Company recorded consulting fees of $6,667.  The fair value of the stock issued was based upon the fair value of the services rendered.

(2)	CEO

On May 1, 2008, the Company entered into a two-year employment agreement with an individual to serve as the Company’s CEO and Chairman of the Board. The agreement provides for an annual salary of $225,000. There is additional compensation that can be earned upon the sale of the Company’s debt and/or equity securities. The individual is also eligible for a multi-year grant of the Company’s non-qualified options that will be equal to 6% of the total common shares outstanding after the planned reverse acquisition and recapitalization with a public shell occurs.

(3)	Former CFO

Effective May 12, 2008, the Company entered into a two-year employment agreement with a former member of its senior management to serve as CFO.  The agreement provided for a salary of $150,000 per annum. On August 15, 2008, the Company received a promissory note from the former CFO in the amount of $10,000 bearing interest at a rate of 6% per annum.  This amount plus interest was to be repaid to the Company by December 31, 2008.

On September 11, 2008, the Company forgave the entire $10,000 principal amount and unpaid interest totaling $10,833 and recorded the forgiveness as compensation expense.

Effective October 17, 2008, the Company terminated its employment agreement with this individual.  According to the termination agreement, the Company is obligated to pay $65,000 to this individual.  To date, the Company has not made any payments related to the termination agreement.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

(B)	Guarantee for Letter of Credit

On May 27, 2008, the Company entered in to a standby letter of credit with a bank for $1,600,000.  The letter of credit acts as a performance bond, with a customer being the beneficiary, if the Company defaults on their monthly delivery agreement. The Company’s Chief Executive Officer has provided a personal guarantee of $800,000 on behalf of the Company for the letter of credit.  On June 30, 2008, in exchange for the personal guarantee, the Company issued 48.781 shares of the Company’s common stock, having a fair value of $60,473 ($1,240/share) based upon the recent cash offering price to third parties. The letter of credit expired in August 2008.  However, the bank extended the letter of credit until August 7, 2009.  The full amount of the line of credit remains available for use and has not been drawn down.

On June 30, 2008, two third party shareholders also provided personal guarantees of $400,000 each on behalf of the Company for the letter of credit.  In exchange for the personal guarantee, the Company issued 24.390 shares of the Company’s common stock to each shareholder having a fair value of $60,473 ($1,240/share) based upon the recent cash offering price to third parties.

(C) Solar Panel Sales and Rebate

On June 19, 2008, the Company entered into an agreement, under which a customer provides the labor for the assembly and production of solar panels to the Company and the Company sells the solar panels to Federal, civilian and military government customers of both the Company and this customer.  The agreement has a term of five years.  On June 16, 2008, the Company received $6,800,000 from this customer for the supply of solar cells.  Shipment of these solar cells began in October 2008. The Company had initially recorded this $6,800,000 as deferred revenue.

Also in June 2008, the Company entered into an agreement, under which a supplier provides the labor for the assembly and production of solar panels to the Company and the Company sells the solar panels to a customer.  The agreement has a term of one year.  In July and September 2008, the Company received $1,897,335 from this customer for the production and shipment of solar panels.  This amount was recorded as deferred revenue.  During 2008, management completed two shipments and recognized $1,250,932 of revenue.

As of June 30, 2008, the Company was owed a $95,000 rebate from a third party vendor pursuant to an agreement with a customer that commenced in 2007.  The rebate did not become a receivable of the Company until the project was completed in June of 2008. This rebate was received October 3, 2008.

(D) Equipment Deposit

On June 19, 2008, the Company placed a $1,050,000 deposit for the purchase of equipment.  The total purchase price for the equipment is $3,000,000.

IX Energy, Inc.
Notes to Financial Statements
December 31, 2007 and 2006

(E) Solar Panel Deposits

In July, August and September 2008, the Company advanced $2,758,139 to a supplier for the assembly and production of solar panels.  As of September 30, 2008, the Company recognized a foreign currency transaction loss of $36,505, leaving $2,721,634 in retainer deposits.

(F) Notes Payable – Related Party

On July 21, 2008, the Company issued a note payable of $900,000 to an affiliate of a principal stockholder. The note bears interest at 18%, is unsecured, has a default interest rate of 24% per annum and is due 3 business days after the Company receives the cash proceeds from a solar panel installation job that is expected to be completed by the second quarter of 2009.  In October and November 2008, the Company repaid $250,000 of principal and $12,800 of accrued interest.

(G) Bridge Loans Payable, Conversion to Equity

In July 2008, the Company entered into eight promissory note agreements for aggregate principal totaling $500,000 with various third parties.  The notes bear interest at 5%, and the principal and interest is due and payable on the earlier of July 1, 2009 or when the Company completes the sale of any debt securities, common stock or common stock equivalents in a single transaction or series of related transactions resulting in gross proceeds of $3,500,000.

In July 2008, the Company entered into a Securities Purchase agreement with all eight note holders listed above.  The Company issued 6.5004 shares to the note holders in connection with these promissory notes. The number of shares each note holder received was in direct proportion to the amount of their promissory notes.   The fair value of the common shares are valued at $8,063 ($1,240/share) based upon the recent cash offering price to third parties. This amount will be treated as a debt issue cost and will be amortized to interest expense over the life of the underlying promissory notes.

(H) Stock Issuance

On June 30, 2008, the Company issued 2 shares of common stock to a related party shareholder for consulting services provided to the Company.  The Company recorded consulting fees of $2,479 ($1,240/share).   The fair value of the stock issuance was based upon recent cash offerings to third parties.

On December 18, 2008, the Company issued 64.2189 shares of common stock as bonus compensation to its employees and officers.  The shares were valued at $79,631 ($1,240/share), based upon the fair value of the recent cash offerings to third parties.